Exhibit 10.2

Subscription Agreement for All Shares Offered by Third-Party Allotment

Tokyo Lifestyle Co.,Ltd. (hereinafter referred to as the “Company” or “Party A”) and MEI KANAYAMA (hereinafter referred to as “Party B”) hereby enter into this Agreement as follows with respect to Party B’s subscription for 1,396,755 common shares (hereinafter referred to as the “Offered Shares”) to be issued and allotted by Party A pursuant to the resolution of the Board of Directors of Party A held on September 10, 2026.

Article 1 (Offering Terms)

The terms and conditions of the offering of the Offered Shares shall be as follows:

Details

(1)	Number of Offered Shares:	1,396,755 common shares

(2)	The payment amount per share shall be an amount calculated by dividing	JPY 58,838,000 by 1,396,755 shares.

(3)	Total Amount to be Paid:	JPY 58,838,000

(4)	Payment Date:	September 29, 2026

(5)	Allottee:	Party B

(6)	Amount of Increase in Capital:	JPY 29,419,000

(7)	Amount of Increase in Capital Reserve:	JPY 29,419,000

Article 2 (Method of Subscription)

1	Party B shall subscribe for all of the Offered Shares in accordance with the terms and conditions of the offering set forth in the preceding Article.

2	Pursuant to Article 205 of the Companies Act of Japan, the procedures for applying for the subscription of shares as prescribed in Article 203 of the Companies Act and the procedures for allotment as prescribed in Article 204 of the same Act shall not be required, and shall be deemed to have been completed by the execution of this Agreement.

Article 3 (Method of Payment)

1	As consideration for the subscription for the Offered Shares, Party B shall pay JPY 58,838,000 into the payment account designated by Party A at the Payment Handling Bank by the payment date set forth in Article 1, Item (4).

Payment Handling Bank:      MUFG Bank, Ltd., Kameido Branch

Ordinary Deposit Account No. 0019752

Account Name: Tokyo Lifestyle Co.,Ltd.

2	If the payment set forth in the preceding paragraph is not made, Party B shall lose the right to become a shareholder of the Shares by making such payment.

Article 4 (Consultation)

Any matters not provided for in this Agreement shall be determined through consultation between Party A and Party B from time to time.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate, and each Party shall retain one original.

September 10, 2026

(Party A) Harumi Bld,2-5-9,Kotobashi,Sumida-Ku,Tokyo

Tokyo Lifestyle Co.,Ltd.

Authorized person for entering into the agreement pursuant to the Board resolution dated September 10, 2026

Director    YOUICHIRO HAGA            SEAL

(Party B) Room4810,2-3-30,Harumi,Chuo-Ku,Tokyo

MEI KANAYAMA               SEAL